Exhibit 10.29

REX ENERGY CORPORATION

2007 LONG-TERM INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is effective                      (the “Grant Date”), between Rex Energy Corporation, a Delaware corporation (the “Company”), and                      (the “Director”).

W I T N E S S E T H :

WHEREAS, the Company has established the Rex Energy Corporation 2007 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Director is currently a member of the Company’s Board of Directors (the “Board”); and

WHEREAS, the Company desires to encourage the Director’s continued service as a member of the Board and, as an inducement thereto, has determined to grant to the Director pursuant to the Plan the option provided for herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Director hereby agree as follows:

1.	Definitions. Capitalized terms not otherwise defined in this Award Agreement shall have the meanings given to such terms in the Plan.

2.

Grant. Effective as of the Grant Date, the Company hereby grants to the Director pursuant to the terms and conditions of the Plan an option (the “Option”) to purchase                      shares of common stock of the Company, $0.001 par value per share (“Common Stock”), at a price of $             per share (the “Option Price”). The Option shall be for a term commencing on the Grant Date and ending on the date immediately preceding the tenth (10th) anniversary of the Grant Date (the “Expiration Date”) (unless such Option terminates earlier as provided in this Award Agreement or as set forth under the terms of the Plan). The Option is subject to the terms and provisions of the Plan, which are hereby incorporated herein by reference and the terms and provisions of this Award Agreement.

3.	Vesting.

(a)	Vesting. On the first anniversary of the Grant Date, the Option shall be vested and become exercisable with respect to one-third (1/3) of the shares subject to the option. On the second anniversary of the Grant Date, the Option shall be vested and become exercisable with respect to an additional one-third (1/3) of the shares subject to the option. On the third anniversary of the Grant Date, the remaining shares subject to the Option shall be vested and become exercisable. To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part.

(b)	Acceleration of Vesting.

(i)	Service on the Board. Notwithstanding the vesting schedule set forth in Section 3(a) above and subject to Section 10 of this Agreement, in the event that the Director is not re-nominated or re-elected to the Board or resigns from the Board as a direct result of a vote of the stockholders of the Company, all unvested Options will immediately vest and become exercisable for a period of one year from the date upon which the Director ceases to be a director; provided, however, that in no event shall any Options be exercisable beyond the Expiration Date.

(ii)	Change in Control of the Company. Notwithstanding the vesting schedule set forth in Section 3(a) above, all unvested Options will immediately vest and become exercisable upon a Change in Control of the Company for a period of one year from the date of the occurrence of the Change in Control; provided, however, that in no event shall any Options be exercisable beyond the Expiration Date.

4.	Non-Incentive Stock Option. The Option is not intended to qualify as an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

5.	Exercise of Options. The Option may be exercised from time to time as to the total number of shares that may then be issuable upon the exercise thereof or any portion thereof by the Director, a Permitted Assignee (as defined in Section 6) with the consent of the Committee, or, in the event of the death or Disability of the Director, the Director’s executors, administrators, guardian or legal representative by giving written notice of such exercise to the Company or its designated agent in substantially the form attached hereto as Exhibit A.

6.	Assignment. The Option may not be transferred or assigned in any manner by the Director except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in Section 401(a)(13) of the Internal Revenue Code of 1986, as amended, or Section 206(d)(3) of the Director Retirement Income Security Act of 1974, as amended), and shall be exercisable during the Director’s lifetime only by him or her (or, if under a qualified domestic relations order, his or her alternate payee). Notwithstanding the foregoing, a Participant may assign or transfer the Option with the consent of the Committee (i) for charitable donations; (ii) to the Director’s spouse, children or grandchildren (including any adopted and stepchildren and grandchildren), or (iii) to a trust for the benefit of the Director or the persons referred to in clause (ii) (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and this Award Agreement and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Director shall remain bound by the terms and conditions of the Plan. Any attempted assignment of the Option in violation of this Section 6 shall be null and void. In the discretion of the Committee, any attempt to transfer the Option other than under the terms of the Plan and this Award Agreement may terminate the Option.

7.	Changes in the Company’s Capital Structure. The existence of the Option shall not affect in any way the right or power of the Company (or any company the stock of which is awarded pursuant to this Award Agreement) or its stockholders to make or authorize any adjustment, recapitalization, reorganization or other changes in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding, whether of a similar character or otherwise.

8.	Requirements of Law. The Company shall not be required to sell or issue any shares on the exercise of the Option if the issuance of such shares shall constitute a violation by the Director or the Company of any provisions of any law or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of the Option, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Director will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of the Option are not registered, the Company may imprint on the certificate evidencing the shares of Stock the following legend or any other legend that counsel for the Company considers necessary or advisable to comply with applicable law:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

Should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

9.	Termination. The Option, to the extent it shall not previously have been exercised, shall terminate on the earlier to occur of the following events (and in the manner described below), unless the Committee extends the term of this Option to a period not extending beyond the Expiration Date:

(a)

Resignation or Removal of the Director for Any Reason Other Than Cause, Death, Retirement or Disability. Except as set forth in Section 3(b)(i) of this Agreement, upon the resignation or removal of the Director as a member of the Board for any reason other than cause, death, Retirement or Disability, the Director shall cease vesting in the Option, but during the ninety-day period following the date of removal or resignation, the Director shall be entitled to exercise the Director’s vested Option in respect of the number of shares that the Director would have been entitled to purchase had the Director exercised the Option on the date of such removal or resignation. If the Director should die within such ninety-day period, the Director’s executor, administrator, or the person to whom the Option shall be transferred by the Director’s will or the laws of descent and distribution shall have until the end of the original ninety-day time period to exercise the Director’s vested Option in respect of the number of shares that the Director would have been entitled to purchase had the Director exercised the Option on the date of the Director’s resignation or removal.

(b)	Death. Upon the death of the Director while the Director is a member of the Board, his or her executors, administrators or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the earlier of the Expiration Date or one year following the date of the Director’s death, to exercise the Option in full.

(c)	Retirement. Upon the Retirement of the Director, the Director shall have the right, at any time prior to the earlier of the Expiration Date or one year following the date of the Director’s Retirement, to exercise the Option in full. For purposes of this Award Agreement, “Retirement” means the voluntary resignation by the Director as a member of the Board which occurs on or after the Director attains the age of 70.

(d)	Disability. Upon resignation or removal of the Director as a member of the Board due to a Disability, the Director shall have the right, at any time prior to the earlier of the Expiration Date or the one year following the date of resignation or removal of the Director due to a Disability, to exercise the Option in full.

(e)	On the Expiration Date.

10.	Forfeiture for Cause. Notwithstanding any other provision of the Plan or this Agreement, if the Committee finds by a majority vote that the Director, before or after his removal or resignation from the Board, (a) committed fraud, embezzlement, theft, felony, act of dishonesty or breach of fiduciary duty in the course of his service as a Director of the Company or an Affiliate, which conduct damaged the Company or an Affiliate, or (b) disclosed material trade secrets or other material proprietary information of the Company or its Affiliates, then as of the date the Committee makes its finding, any Options that have not been exercised by the Director (including all Options that have not yet vested) will be forfeited to the Company. The findings and decisions of the Committee with respect to such matter, including those regarding the acts of the Director and the damage done to the Company, will be final for all purposes.

11.	No Rights as a Stockholder. The Director shall not have any rights as a stockholder with respect to any shares issuable upon the exercise of the Option until the date of issuance of the stock certificate or certificates representing such shares following the Director’s exercise of the Option pursuant to its terms and conditions and payment for such shares. Except as otherwise provided in the Plan, no adjustment shall be made for dividends or other distributions made with respect to the Common Stock the record date for the payment of which is prior to the date of issuance of the stock certificate or certificates representing such shares following the Director’s exercise of the Option.

12.

Tax Withholding. To the extent that the grant, exercise or vesting of the Option results in income to the Director for federal, state, local or foreign income, employment, excise or other tax purposes with respect to which the Company or an Affiliate has a withholding obligation, the

Company or Affiliate may deduct from other compensation payable to the Director any sums required by federal, state, local or foreign tax law to be withheld with respect to the grant, exercise or vesting of the Option. In the alternative, the Company or Affiliate may require the Director (or other person validly exercising the Option) to pay such sums for taxes directly to the Company or Affiliate, as the case may be, in cash or by check within one day after the date of grant, vesting or exercise. In the discretion of the Committee, and with the consent of the Director, the Company may reduce the number of shares of Stock issued to the Director upon the Director’s exercise of the Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares of Stock held back shall not exceed the Company’s or the Affiliate’s Minimum Statutory Tax Withholding Obligation.

The Company shall have no obligation upon grant, vesting or exercise of the Option to issue any shares of Stock hereunder until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that grant, vesting or exercise. Neither the Company nor any Affiliate shall be obligated to advise the Director of the existence of the tax or the amount which it will be required to withhold.

13.	No Fractional Shares. All provisions of this Award Agreement concern whole shares. Notwithstanding anything contained in this Award Agreement to the contrary, if the application of any provision of this Award Agreement would yield a fractional share, such fractional share shall be rounded down to the next whole share.

14.	Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, by facsimile transmission or by courier or delivery service, to the Company at 1975 Waddle Road, State College, Pennsylvania 16803, Attention: General Counsel, facsimile number (814) 278-7286, and to the Director at the Director’s address and facsimile number (if applicable) indicated beneath the Director’s signature on the execution page of this Award Agreement, or at such other address and facsimile number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

15.	No Employment Obligation. This Award Agreement is not an employment contract, express or implied, and no provision of this Award Agreement shall impose upon the Company or any Affiliate any obligation to employ, or utilize the services of, the Director.

16.	Successors and Assigns. Except as otherwise provided to the contrary in this Award Agreement or in the Plan, this Award Agreement shall bind, be enforceable by and inure to the benefit of the Company, its Affiliates, and their successors and assigns, and to the Director, the Director’s Permitted Assignees, executors, administrators, agents, legal and personal representatives.

17.	Grant Subject to Terms of Plan and this Award Agreement. The Director acknowledges and agrees that the grant of the Option hereunder is made pursuant to and governed by the terms of the Plan and this Award Agreement, ratifies and consents to any action taken by the Company, the Board or the Committee concerning the Plan and agrees that the grant of the Option pursuant to this Award Agreement is subject in all respects to the more detailed provisions of the Plan.

18.	Amendment and Waiver. Subject to Section 18.1 of the Plan, this Award Agreement may be amended, modified or superseded by written instrument executed by the Company and the Director. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions effective. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party of any term or condition, or of any breach of any term or condition, contained in this Award Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other term or condition, or a waiver of any breach of any other term or condition.

19.	Governing Law and Severability. This Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Recipients of Awards under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Pennsylvania. The invalidity of any provision of this Award Agreement shall not affect any other provision of this Award Agreement, which shall remain in full force and effect.

20.	Counterparts. This Award Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Award Agreement has been duly executed and delivered as of the day and year first above mentioned.

REX ENERGY CORPORATION:

By:
Name:
Title:

DIRECTOR:

[ ]

Address for Notice:

Facsimile Number:

EXHIBIT A

REX ENERGY CORPORATION

2007 LONG-TERM INCENTIVE PLAN

Exercise of Stock Option

Rex Energy Corporation

1975 Waddle Road

State College, Pennsylvania 16803

Attention: General Counsel

Dear Sir or Madam:

The undersigned Optionee,                     , hereby exercises the Option granted to him/her under the Rex Energy Corporation 2007 Long-Term Incentive Plan pursuant to a Non-qualified Stock Option Agreement dated                      between Rex Energy Corporation (the “Company”) and the Optionee with respect to                      shares of common stock, $0.001 par value per share (“Common Stock”), of the Company covered by said Option, and tenders, and tenders herewith the following form of payment [check all that apply]:

☐	Check for $ , payable to “Rex Energy Corporation”

☐	Certificate(s) for shares of Common Stock of the Company that I have owned for at least six months or have purchased in the open market. (These shares will be valued as of the date when the Company receives this notice.)

☐	Attestation Form covering shares of Common Stock of the Company. (These shares will be valued as of the date when the Company receives this notice.)

The exact legal name and registered address on such certificate should be:

The Optionee’s social security number is:                                         .

ACKNOWLEDGMENTS:

1.	I understand that all sales of purchased shares are subject to compliance with the Company’s policy on securities trades, and I acknowledge that the Company has encouraged me to consult my own adviser to determine the form of ownership that is appropriate for me.

2.	I hereby acknowledge that I received and read a copy of the prospectus describing the Rex Energy Corporation 2007 Long-Term Incentive Plan and the tax consequences of an exercise.

3.	I understand that I must recognize ordinary income equal to the excess of the fair market value of the purchased shares on the date of exercise and the exercise price. I further understand that I am required to pay withholding taxes at the time of exercising this Option.

OPTIONEE’S SIGNATURE	DATE: